FORM OF EMPLOYMENT AGREEMENT

            This Employment Agreement is dated as of June 23, 1997 and is entered into between Renaissance Reinsurance Ltd., a Bermuda company (the "Company"), and _________ ("Executive").

            WHEREAS, Executive is currently employed as a [Senior] Vice President and ____________ of the Company; and

            WHEREAS, Executive and the Company desire to embody in this Agreement the terms and conditions under which Executive shall continue to be employed by the Company.

            NOW, THEREFORE, the parties hereby agree:


                                   ARTICLE I.

                     Employment, Duties and Responsibilities
                     ---------------------------------------

            1.01. Employment. During the Term (as defined below), Executive shall serve as a [Senior] Vice President and _____________ of the Company [and its parent, RenaissanceRe Holdings Ltd. ("Holdings")]. Executive agrees to devote his full time and efforts to promote the interests of the Company.

            1.02. Duties and Responsibilities. Executive shall have such duties and responsibilities as specified by the Company's Board of Directors (the "Company's Board") from time to time and as are consistent with his position.

            1.03. Base of Operation. Executive's principal base of operation for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in Hamilton, Bermuda; provided, however, that Executive shall perform such duties and responsibilities outside of Bermuda as shall from time to time be reasonably necessary to fulfill his obligations hereunder. Executive's performance of any duties and responsibilities outside of Bermuda shall be conducted in a manner consistent with any guidelines provided to Executive by Holdings' Board of Directors (the "Holdings Board").

                                   ARTICLE II.

                                      Term

            2.01. Term. Subject to Article V, the employment of the Executive under this Agreement shall be for a term (the "Term") commencing as of the date first written above and continuing until July 1, 1998; provided, however, that the Term shall be extended for successive one-year periods as of July 1st of each year commencing with July 1, 1998 (each, a "Renewal Date") unless, with respect to any such Renewal Date, either party hereto gives the other party at least 30 days prior written notice of its election not to so extend the Term.


                                  ARTICLE III.

                            Compensation and Expenses
                            -------------------------

            3.01. Salary, Incentive Awards and Benefits. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled, during the Term, to the following (subject, in each case, to the provisions of ARTICLE V hereof):

                  (a) Salary; Bonus. The Company shall pay Executive a base salary at a rate to be determined by the Board, upon recommendation of the Chief Executive Officer, payable in accordance with the normal payment procedures of the Company and subject to such withholding and other normal employee deductions as may be required by law. Bonuses shall be payable at the discretion of the Company.

                  (b) Awards. Executive may participate in the Second Amended and Restated 1993 Stock Incentive Plan of RenaissanceRe Holdings Ltd. (the "Plan"). Executive may receive grants from time to time as determined by the Compensation Committee of the Holdings Board. Executive shall enter into separate award agreements with respect to such awards granted to him ("Awards") under the Plan, and his rights with respect to such Awards shall be governed by the Plan and such award agreements.

                  (c) Benefits. Executive shall be eligible to participate in such life insurance, health, disability and major medical insurance benefits, and in such other employee benefit plans and programs for the benefit of the employees and officers of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plan or program.

                  (d) Vacation. Executive shall be entitled to reasonable paid vacation periods, not to exceed five weeks for each full year during the Term, to be taken at his discretion, in a manner consistent with his obligations to the Company under this Agreement, and subject, with respect to timing, to the reasonable approval of the Chief Executive Officer of the Company.

                  (e) Indemnification/Liability Insurance. The Company shall indemnify Executive as required by the Bye-laws, and may maintain customary insurance policies providing for indemnification of Executive.

            3.02. Expenses; Perquisites. During the Term, the Company shall provide Executive with the following expense reimbursements and perquisites:

                  (a) Business Expenses. The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time.

                  (b) Automobile. The Company shall provide Executive with an automobile with a value comparable to automobiles customarily provided to executive officers of comparable Bermuda-based companies.

                  (c) Tax Gross-Up. To the extent that benefits provided to Executive under subsections 3.02(b) of this Agreement result in imputed income and a resulting increased income tax liability to Executive, the Company shall pay Executive a tax reimbursement benefit in an amount such that, after deduction of all income taxes payable with respect to such tax reimbursement benefit, the amount retained by Executive will be equal to the amount of such increased income tax liability.


                                   ARTICLE IV.

                                Exclusivity, Etc.
                                -----------------

            4.01. Exclusivity; Non-Competition. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that during the Term he will not engage in any business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates.

            4.02. Other Business Ventures. Executive agrees that during the Term he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in business activities that are competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates. The preceding sentence notwithstanding, Executive may own, directly or indirectly, up to 1% of the outstanding capital stock of any business having a class of capital stock which is traded on any major stock exchange or in a national over-the-counter market.

            4.03. Confidential Information. Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its divisions, subsidiaries or affiliates, which he may have learned in connection with his employment hereunder. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean any information designated as confidential by the Board and as to which Executive receives notice, provided that Executive shall be obligated to confer periodically with and assist the Board in determining which information should, in the best interests of the Company, be so designated. Executive's obligation under this Section 4.03 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by written records of Executive or (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Board, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

            4.04. Non-Competition Obligations. During the Term and, other than in the case of the death or disability of the Executive, upon any termination of the employment of the Executive (including a termination by reason of either party's election not to extend the Term as provided in Section 2.01), the Executive shall not, for a period of one year from the date of such termination (the "Non-Competition Period"), directly or indirectly, whether as an employee consultant, independent contractor, partner, joint venturer or otherwise, (A) engage in any business activities reasonably determined by the Company's Board to be competitive, to a material extent, with any substantial type or kind of business activities conducted by the Company or any of its divisions, subsidiaries or affiliates at the time of such termination; (B) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any of its divisions, subsidiaries or affiliates, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company or any of its divisions, subsidiaries or affiliates to terminate such person's contract of employment or agency, as the case may be, with the Company or with any such division, subsidiary or affiliate or (C) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its divisions, subsidiaries or affiliates, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company or any of its divisions, subsidiaries or affiliates. The preceding sentence notwithstanding, in the case of (i) a voluntary termination of employment by the Executive which is not for "Good Reason" following a "Change in Control" (each as hereinafter defined), (ii) a termination by the Company for Cause (as hereinafter defined), or (iii) an election by the Executive not to extend the term as provided in Section 2.01, the Company may elect, within 14 days after the date of such termination, to waive the Executive's non-competition obligations, in which case it shall not be required to make payments to the Executive during the Non-Competition Period, as provided in
Section 5.05(a).

            4.05. Remedies. Executive acknowledges that the Company's remedy at law for a breach by him of the provisions of this Article IV will be inadequate. Accordingly, in the event of a breach or threatened breach by Executive of any provision of this Article IV, the Company shall be entitled to injunctive relief in addition to any other remedy it may have. If any of the provisions of, or covenants contained in, this Article IV are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Article IV are held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, such provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Article IV in any other jurisdiction.


                                   ARTICLE V.

                                   Termination
                                   -----------

            5.01. Termination for Cause. The Company shall have the right to terminate Executive's employment at any time for "Cause". For purposes of this Agreement, "Cause" shall mean (a) Executive's failure to substantially perform his duties under this Agreement, (b) the engaging by Executive in misconduct which is injurious to the Company or any of its divisions, subsidiaries or affiliates, monetarily or otherwise, (c) the commission by Executive of an act of fraud or embezzlement against the Company or any of its divisions, subsidiaries or affiliates, (d) the conviction of Executive of a felony, or (e) Executive's material breach of the provisions of any of Sections 4.01, 4.02 or
4.03 of this Agreement, provided Executive has received prior written notice of such breach.

            5.02. Death. In the event Executive dies during the Term, the Executive's employment shall automatically terminate, such termination to be effective on the date of Executive's death.

            5.03. Disability. In the event that Executive suffers a disability which prevents him from substantially performing his duties under this Agreement for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365-day period, and Executive becomes eligible for the Company's long-term disability plan, the Company shall have the right to terminate the Executive's employment, such termination to be effective upon the giving of notice to Executive in accordance with Section 6.03 of this Agreement.

            5.04. Termination Without Cause. The Company may at any time terminate Executive's employment for reasons other than Cause.

            5.05. Effect of Termination.

                  (a) Obligations of Company. In the event of any termination of the Executive's employment hereunder, the Company shall pay Executive any earned but unpaid base salary. In addition, except as provided in Section 5.06, upon a termination of Executive's employment for any reason other than the Executive's death or disability (including a termination by reason of either party's election not to extend the Term as provided in Section 2.01), the Company shall continue to pay Executive during the Non-Competition Period, his then current base salary, and an amount equal to the highest regular annual bonus paid or payable to the Executive over the preceding three fiscal years (excluding any extraordinary or non-recurring bonus), such amounts to be payable in equal monthly installments commencing on the date which is one month after the date of such termination. The preceding sentence notwithstanding, in the event of a termination of employment described in the last sentence of Section
4.04 of this Agreement, if the Company elects to waive the Executive's non-competition obligations within 14 days after the date of such termination, the Company shall not be required to make such additional payments.

                  (b) Awards. Executive's rights with respect to Awards, upon any termination of his employment with the Company, shall be governed exclusively by the terms and conditions of the Plan and any award agreements executed by Executive in connection with the Plan.

                  (c) Obligations of Executive. Executive may terminate his employment at any time by 10 days' written notice to the Company. Executive shall have no obligations to the Company under this Agreement after the termination of his employment, except and to the extent Sections 4.03, 4.04 or
4.05 shall apply.

            5.06. Termination Following a Change in Control. In the event that a Change in Control occurs (as hereinafter defined) and, on or within two years following the date of such Change in Control, the Executive's employment is terminated by the Company without Cause, or the Company elects not to extend the Term as provided in Section 2.01, or the Executive terminates his employment voluntarily for "Good Reason" (as hereinafter defined), then in lieu of the payments described in the second sentence of Section 5.05(a), the Company shall pay the Executive, within fifteen days following the date of such termination, a lump sum cash amount equal to two times the sum of:

            (i) Executive's annual base salary at the highest rate in effect during the Term; and

            (ii) the highest regular annual bonus paid or payable to the Executive over the preceding three fiscal years (excluding any extraordinary or non-recurring bonus).

            For purposes of this Agreement, "Good Reason" means

                        (i) any action taken or failed to be taken by the Company or any of its officers which, without Executive's prior written consent, changes Executive's position (including titles), authority, duties or responsibilities from those in effect prior to the Change in Control, or reduces Executive's ability to carry out such duties and responsibilities;

                        (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an insubstantial or inadvertent failure which is remedied by the Company promptly after receipt of notice thereof from Executive;

                        (iii) the Company's requiring Executive to be employed at any location more than 35 miles further from his current principal residence than the location at which Executive was employed immediately preceding the Change in Control; or

                        (iv) any failure by the Company to obtain the assumption of and agreement to perform this Agreement by a successor as contemplated by Section 6.02(b) of this Agreement.

            For purposes of this Agreement, "Change in Control" means the sale or other disposition of more than 51% of the value of all of Holdings' outstanding equity securities to one or more persons other than the "Investors" (as such term is defined in the Plan), but excluding any transaction which, in the discretion of the Holdings Board, is to be accounted for as a pooling of interests.

            Except as specifically provided in this Section 5.06, the effect of a termination of Executive's employment following a Change in Control shall be governed by the provisions of Section of 5.05.


                                   ARTICLE VI.

                                  Miscellaneous
                                  -------------

            6.01. Life Insurance. Executive agrees that the Company or any of its divisions, subsidiaries or affiliates may apply for and secure and own insurance on Executive's life (in amounts determined by the Company). Executive agrees to cooperate fully in the application for and securing of such insurance, including the submission by Executive to such physical and other examinations, and the answering of such questions and furnishing of such information by Executive, as may be required by the carrier(s) of such insurance. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its divisions, subsidiaries or affiliates shall be required to obtain any insurance for or on behalf of Executive.

            6.02. Benefit of Agreement; Assignment; Beneficiary. (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      6.03. Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to Renaissance Reinsurance Ltd., Renaissance House, East Broadway, Hamilton, Bermuda, Attention: Secretary, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to Executive at his then current home address as shown on the Company's books, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

            6.04. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

            6.05. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

            6.06. Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            6.07. Enforcement. If any action at law or in equity is brought by either party hereto to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reimbursement by the other party of the reasonable costs and expenses incurred in connection with such action (including reasonable attorneys' fees), in addition to any other relief to which such party may be entitled. Executive shall have no right to enforce any of his rights hereunder by seeking or obtaining injunctive or other equitable relief and acknowledges that damages are an adequate remedy for any breach by the Company of this Agreement.

            6.08. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of Bermuda without reference to the principles of conflict of laws. The parties submit to the non-exclusive jurisdiction of the courts of Bermuda.

            6.09. Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

            6.10. No Mitigation; No Offset. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking (and, without limiting the generality of this sentence, no payment otherwise required under this Agreement shall be reduced on account of) other employment or otherwise, and payments under this Agreement shall not be subject to offset in respect of any claims which the Company may have against Executive.

            6.11. Attorneys' Fees. Each party to this Agreement will bear its own expenses in connection with any dispute or legal proceeding between the parties arising out of the subject matter of this Agreement, including any proceeding to enforce any right or provision under this Agreement.

            6.12. Termination; Survivorship. This Agreement shall terminate upon termination of the Executive's employment, except that the respective rights and obligations of the parties under this Agreement as set forth herein shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

            6.13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

            6.14. Other Agreements. Executive represents and warrants to the Company that to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

            6.15. Subsidiaries, etc. (a) The obligations of the Company under this Agreement may be satisfied by any subsidiary or affiliate of the Company for which Executive serves as an employee under this Agreement, to the extent such obligations relate to Executive's employment by such subsidiary or affiliate.

                  (b) The rights of the Company under this Agreement may be enforced by any Subsidiary or affiliate of the Company for which Executive serves as an employee under this Agreement, to the extent such rights relate to Executive's employment by such subsidiary or affiliate.

            6.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and Executive have duly executed this Agreement as of the date first above written.

                                    RENAISSANCE REINSURANCE LTD.

                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:




                                    ----------------------------------------
                                    [Executive]